UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-11(c) or § 240.14a-12

Nuveen Global Cities REIT, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXPLANATORY NOTE

Below is a letter Nuveen Global Cities REIT, Inc. will mail to stockholders to encourage them to vote on the proposals outlined in the proxy materials.

PO Box 808001

Louisville, KY 40233-8001

[Name of stockholder] [Address of stockholder]	Reference Number: [ ]

RESPONSE NEEDED

Re: Your investment in Nuveen Global Cities REIT, Inc.

Dear Valued Stockholder:

We have been trying to contact you regarding important proposals pertaining to your investment in Nuveen Global Cities REIT, Inc.

Please call us toll-free at

1-866-492-0863

Please respond as soon as possible with the Reference Number listed above. The call will take only a few moments.

You WILL NOT be asked for confidential information and your call will be recorded.

Hours of Operation:

•	Monday through Friday—10:00 a.m. to 11:00 p.m. ET

•	Saturday—12:00 p.m. to 6:00 p.m. ET

Thank you in advance for your participation.

Additional information and where to find it. In connection with the Company’s 2022 Annual Meeting of Stockholders, the Company has filed relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s definitive proxy statement on Schedule 14A (the “Proxy Statement”). This letter is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its stockholders in connection with its Annual Meeting of Stockholders. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING OF STOCKHOLDERS. Stockholders will be able to obtain the documents free of charge at the SEC’s website, http://www.sec.gov. In addition, the Proxy Statement may be obtained free of charge by accessing the Company’s website at https://www.nuveen.com/gcreit.